^
                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS RESULTS FOR THIRD QUARTER 2010

	Columbus, Ohio - November 5, 2010 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited results for the quarter ended September 30, 2010. The operating results for the third quarter of 2010 are summarized in the following paragraphs; however, the company urges investors to read Form 10-Q in addition to this release. The limited information that follows is not adequate for making an informed investment judgment. For this reason, whenever possible, the company will post earnings and the associated Form 10-Q on a Friday afternoon so that investors have a maximum amount of time to digest the information contained therein.

Revenue increased 23% to $14.0 million for the third quarter of 2010 compared to the third quarter of 2009. Net operating income was $4.2 million for the quarter an increase of 47% compared to the third quarter of 2009. Net income for the quarter was $3.4 million, or $1.24 per diluted share, compared to net income of $3.2 million, or $1.23 per diluted share, in the third quarter of 2009. During the three months ended September 30, 2010, the corporate investment portfolio had a positive return of $1.2 million, a decrease of 43%, compared to a positive return of $2.1 million for the three months ended September 30, 2009. Excluding the corporate investment return, net operating income after tax increased $492 thousand, or 26%, for the period primarily due to a 29% increase in AUM for the quarter.

Ric Dillon, president and chief investment officer stated, "Our primary business objective is to fulfill our fiduciary responsibility to our clients by achieving excellent long term investment returns. I am pleased that our strategies have generally outperformed their benchmarks over the past five years."

Jim Laird, chief financial officer, stated, "New client investments for the third quarter of 2010 totaled $62 million compared to the third quarter of 2009 when we saw inflows of $111 million. For the nine months ended September 30, 2010, new client investments totaled $791 million compared to $148 million for the same period in 2009. Our distribution focus is unchanged."

					   Three Months Ended September 30,
			                    2010	    2009	Change
Revenue				        $14,043,000 	$11,371,644	 23%
    Net operating income		  4,199,030	  2,848,569	 47%
    Operating margin		     	    30%	     	    25%
    Operating margin -
	excluding Beacon Hill		    32%		    27%
Investment return			  1,169,916	  2,064,283	-43%
Net income 		 		  3,438,406	  3,203,918	  7%
Earnings per share - diluted		   $1.24	   $1.23 	  1%

					   Nine Months Ended September 30,
			                    2010	    2009	Change
Revenue				        $41,188,144 	$29,848,811	 38%
    Net operating income		 12,229,548 	  7,508,523 	 63%
    Operating margin		     	    30%	     	    25%
    Operating margin -
	excluding Beacon Hill		    32%		    28%
Investment return			    231,130   	  4,517,328	-95%
Net income 		 		  7,938,585 	  7,871,645	  1%
Earnings per share - diluted		   $2.88	   $3.05	 -6%

			  			    As Of
                               September 30, 	 December 31, 	  September 30,
				   2010		    2009	      2009
Assets under management
  (millions)		  	   $7,080	      $6,283 	       $5,489
Book value per share (a)	    $0.82 	      $ 8.58 	       $17.27
Total outstanding shares	2,789,507	   2,677,577 	    2,612,214

(a) - A $13 per share dividend was declared on September 17, 2010 and accrued as of September 30, 2010.

Beacon Hill Fund Services - During the three months ended September 30, 2010, Beacon Hill had an operating loss of $217 thousand on revenue of $375 thousand compared to an operating loss of $143 thousand on revenue of $330 thousand for the three months ended September 30, 2009. During the nine months ended September 30, 2010, Beacon Hill had an operating loss of $652 thousand on revenue of $1,158 thousand compared to an operating loss of $822 thousand on revenue of $571 thousand for the nine months ended September 30, 2009.

Assets Under Management - As of September 30, 2010, assets under management totaled $7.1 billion, a 29% increase in comparison to September 30, 2009. The following is a roll-forward of AUM activity for the nine months ended September 30, 2010 and 2009:

						Change in Assets Under Management
					      For the Nine Months Ended September 30,
(in millions)						2010		2009
AUM at beginning of the period		       	       $6,283 	       $4,510
Net cash inflows (outflows)
	mutual funds	 				  415		 (229)
	separate accounts	 		  	  385 	 	  423
	private investment funds	 	 	   (9)	 	  (46)
		 				  	  791 	 	  148
Net market appreciation and income	 		    6 	 	  831
Increase during the period		 		  797 	 	  979
AUM at end of the period		 	       $7,080 	       $5,489

About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.


Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles ("non-GAAP") for "Net Operating Income After Tax" that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Diamond Hill Investment Group, Inc. (the "Company") and its subsidiaries.

The Company defines "net operating income after tax" as the Company's net operating income less income tax provision excluding investment return and the tax impact related to the investment return. The Company believes that "net operating income after tax" provides a good representation of the Company's operating performance as it excludes the impact of investment return on financial results. The amount of the investment portfolio and market fluctuations on the investments can fluctuate significantly from one period to another, as seen over the past year, which can distort the underlying earnings potential of a company. We also believe "net operating income after tax" is an important metric in estimating the value of an asset management business. This measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.


 		 			    Three Months Ended September 30,
(in thousands)					   2010		  2009
Net Operating Income, GAAP basis 		 $ 4,199	$ 2,849
Non-GAAP Adjustments:
  Tax Provision excluding impact
    of Investment Return 			   1,849	    991
Net operating income after tax, non-GAAP basis 	   2,350	  1,858

Net operating income after tax per
  diluted share, non-GAAP basis       	           $0.85 	  $0.71

Diluted weighted average shares outstanding,
  GAAP basis 		 			   2,779	  2,612

		 			     Nine Months Ended September 30,
(in thousands)					   2010		  2009
Net Operating Income, GAAP basis 		 $12,230	$ 7,509
Non-GAAP Adjustments:
  Tax Provision excluding impact
    of Investment Return 		 	   4,440	  2,594
Net operating income after tax, non-GAAP basis 	   7,790	  4,915

Net operating income after tax per
  diluted share, non-GAAP basis                    $2.82	  $1.91

Diluted weighted average shares outstanding,
  GAAP basis 		 			   2,759	  2,576

The Company's management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

----------------------------------------
Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to such matters as anticipated operating results, prospects for achieving the critical threshold of assets under management, technology developments, economic trends (including interest rates and market volatility), expected transactions and acquisitions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets;
a decline in the performance of the Company's products; changes in interest rates; a general or prolonged downturn in the economy; changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in the Company's other public documents on file with the U.S. Securities and Exchange Commission.

					###

            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  info@diamond-hill.com